EXHIBIT I
TEEKAY LNG PARTNERS L.P. Bayside House, Bayside Executive Park, West Bay Street & Blake Road P.O. Box AP-59212, Nassau, Bahamas

NEWS RELEASE
TEEKAY LNG PARTNERS L.P. ANNOUNCES FOURTH QUARTER & FY2007 EARNINGS CONFERENCE CALL

Nassau, The Bahamas February 20, 2008 – Teekay LNG Partners L.P. (NYSE: TGP) plans to release its financial results for the fourth quarter and FY2007 after market close on Wednesday, February 27, 2008.

The Partnership plans to host a conference call on Friday, February 29, 2008 at 11:00 a.m. (ET) to discuss the results for the fourth quarter and fiscal year 2007.  All unitholders and interested parties are invited to listen to the live conference call by choosing any of the following options:

•	By dialing (866) 322-2356 or (416) 640-3405 if outside North America;
•	By accessing the webcast, which will be available on Teekay LNG Partners web site at www.teekaylng.com. (The archive will remain on the web site for a period of 30 days)
•	A recording of the conference call will also be available until Friday, March 7, 2008 by dialing (888) 203-1112 or (647) 436-0148 and entering access code 7958534.

About Teekay LNG Partners L.P.

Teekay LNG Partners L.P. is a publicly-traded master limited partnership formed by Teekay Corporation (NYSE: TK) as part of its strategy to expand its operations in the LNG and LPG shipping sectors.  Teekay LNG Partners L.P. provides LNG, LPG and crude oil marine transportation services under long-term, fixed-rate time charter contracts with major energy and utility companies through its fleet of thirteen LNG carriers, four LPG carriers and eight Suezmax class crude oil tankers. Six of the thirteen LNG carriers are newbuildings scheduled for delivery between mid-2008 and early 2009.  Three of the four LPG carriers are newbuildings scheduled for delivery between early 2008 and mid-2009.

Teekay LNG Partners’ common units trade on the New York Stock Exchange under the symbol “TGP”.

For Investor Relations enquiries contact:
Dave Drummond
Tel:  +1 (604) 609-6442

For Media enquiries contact:
Alana Duffy
Tel:  +1 (604) 844-6605

Web site:  www.teekaylng.com

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